DESCRIPTION OF THE REGISTRANT'S SECURITIES REGISTERED PURSUANT

TO SECTION 12
OF THE

SECURITIES EXCHANGE ACT OF 1934
As of

December

31, 2022,

Diana Shipping

Inc.

(the

“Company”)

had

five classes

of

securities registered
under Section 12 of the Securities Exchange Act of 1934, as amended:
(1)

Common stock, $0.01 par value (the “common shares”);
(2)

Preferred stock purchase rights (the “Preferred Stock Purchase Rights”);
(3)

Series C Preferred Shares;
(4)

Series D Preferred Shares;
(5)

8.875% Series B

Cumulative Redeemable Perpetual

Preferred Shares, $0.01 par

value (the “Series
B Preferred Shares”);

and
(6)

Warrants to

purchase common stock.

The following description

sets forth certain

material provisions of

these securities. The

following summary
does not purport to

be complete and is

subject to, and is

qualified in its entirety

by reference to, the applicable
provisions of (i) the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) and
(ii)

the

Company’s

Amended

and

Restated

Bylaws

(the

“Bylaws”),

each

of

which

is

incorporated

by
reference as an exhibit to the Annual Report on Form 20-F of which this Exhibit is a part. We encourage you
to refer to our Articles of Incorporation and Bylaws for additional information.
Please note in this description of

securities, “we”, “us”, “our” and

“the Company” all refer to

Diana Shipping
Inc. and its subsidiaries, unless the context requires otherwise.
DESCRIPTION OF COMMON SHARES
The respective number of

common shares issued and outstanding

as of the last day

of the fiscal year for

the
annual report on Form

20-F to which this

description is attached or

incorporated by reference as

an exhibit,
is provided on the cover page of such annual report on Form 20- F.
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders.

Subject

to

preferences

that

may

be

applicable

to

any

outstanding

shares

of preferred

stock,
holders of shares of common stock are entitled to receive ratably all dividends, if any,

declared by our board
of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially

all of our

assets, after payment

in full of

all amounts required

to be paid

to creditors and

to
the holders

of preferred

stock having

liquidation preferences,

if any,

the holders of

our common

stock will
be entitled

to receive

pro rata

our remaining

assets available

for distribution.

Holders of

common stock

do
not

have

conversion,

redemption

or

preemptive

rights

to

subscribe

to

any

of

our

securities.

The

rights,
preferences and privileges of holders

of common stock are

subject to the rights

of the holders of

our preferred
stock.
Voting

Rights
Each

outstanding

common

share

entitles

the

holder

to

one

vote

on

all

matters

submitted

to

a

vote

of
shareholders.

At

any

annual

or

special

general

meeting

of

shareholders

where

there

is

a

quorum,

the
affirmative vote of a majority of the votes cast by holders

of shares of stock represented at the meeting shall
be the act of the shareholders. (Under the Bylaws, at all meetings of shareholders except otherwise expressly

provided by law, there must be present in person or proxy shareholders of record holding at least 33 1/3% of the shares issued and outstanding and entitled to vote at such meeting in order to constitute a quorum.)
Our Bylaws do not confer any conversion, redemption or preemptive rights attached to our common shares
Dividend Rights
Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares
are entitled

to receive

ratably all

dividends, if

any,

declared by

our board

of directors

out of

funds legally
available for dividends.
Liquidation Rights
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all

amounts

required

to

be

paid

to

creditors

and

to

the

holders

of

our

preferred

shares

having

liquidation
preferences, if any, the holders of our common shares will

be entitled to receive pro

rata our remaining assets
available for distribution.
Variation

of Rights
Generally,

the rights or

privileges attached

to our common

shares may be

varied or abrogated

by the rights
of the

holders of

our preferred

shares, including

our existing

classes of

preferred shares

and any

preferred
shares we may issue in the future.
Limitations on Ownership
Under Marshall Islands

law generally,

there are no

limitations on the right

of non-residents of

the Marshall
Islands or owners who are not citizens of the Marshall Islands to hold or vote our common shares.
Anti-takeover Effect of Certain Provisions of our Amended and Restated

Articles of In Company and
Bylaws
Several provisions of our amended and restated articles of incorporation and bylaws may have anti-takeover effects.
These

provisions,

which

are

summarized

below,

are

intended

to

avoid

costly

takeover

battles,

lessen

our
vulnerability

to a

hostile change

of control

and

enhance the

ability of

our board

of directors

to maximize
stockholder

value

in

connection

with

any

unsolicited

offer

to

acquire

us.

However,

these

anti-takeover
provisions could also discourage, delay or prevent (i) the merger or acquisition of our company by means of a tender

offer,

a proxy

contest or

otherwise that

a stockholder

may consider

in its

best interest

and (ii)

the
removal of incumbent officers and directors.
Business Combinations
Our

amended

and

restated

articles

of

incorporation

generally

prohibit

us

from

entering

into

a

business
combination

with

an "interested

shareholder"

for

a period

of

three

years following

the date

on

which

the
person

became

an

interested

shareholder.

Interested

shareholder

is

defined,

with

certain

exceptions,

as

a
person who (i) owns more than 15%

of our outstanding voting stock, or (ii) is

an affiliate or associate of the
Company that owned

more than 15%

of our outstanding

stock at any

time in the

prior three years

from the
date the determination is being made as to whether he or she is an interested shareholder.
This

prohibition

does

not

apply

in

certain

circumstances

such

as

if

(i)

prior

to

the

person

becoming

an
interested shareholder,

our board

of directors

approved

the business

combination

or the

transaction which
resulted in the person

becoming an interested shareholder, or (ii)

the person became an

interested shareholder
prior to the Company's initial public offering.
Blank Check Preferred

Stock

Under the terms

of our amended

and restated articles

of incorporation,

our board of directors

has authority,
without

any

further

vote

or

action

by

our

stockholders,

to

issue

up

to

25,000,000

shares

of

blank

check
preferred stock. Our board of directors may

issue shares of preferred stock on

terms calculated to discourage,
delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our amended

and

restated articles

of incorporation

provide for

the division

of our

board of

directors

into
three classes of directors, with each

class as nearly equal in

number as possible, serving staggered, three-year
terms. Approximately one-third of our board of

directors is elected each year. This classified board provision could discourage

a third

party from

making a

tender offer

for our

shares or

attempting to

obtain control

of
us. It

could also

delay stockholders

who do

not agree with

the policies

of our

board of

directors from removing
a majority of our board of directors for two years .
Election and Removal of Directors
Our amended

and restated

articles of

incorporation prohibit

cumulative voting

in the

election of

directors.
Our amended

and restated

bylaws require

parties other

than the

board of

directors to

give advance

written
notice of

nominations for

the election

of directors.

Our amended

and restated

articles of

incorporation also
provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of
the

outstanding

shares

of

our

capital

stock

entitled

to

vote

for

those

directors.

These

provisions

may
discourage, delay

or prevent

the removal of

incumbent officers

and directors.

The Articles prohibit

the use
of cumulative voting to elect Directors.
Limited Actions by Stockholders
Our

amended

and

restated

articles

of

incorporation

and

bylaws

provide

that

special

meetings

of

the
shareholders may be called by

the Board of Directors who

shall state the purpose or

purposes of the proposed
special meeting. The business transacted at any special meeting shall be limited to the purposes stated in the
notice of

such meeting.

If there

is a

failure to

hold the

annual meeting

within a

period of

ninety (90)

days
after the date designated therefor, or if no date has been designated for a period of thirteen (13)

months after
the organization

of the Corporation

or after its

last annual meeting,

holders of not

less than one-fifth

of the
shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting in lieu of the annual

meeting specifying

the time thereof,

which shall not

be less than

two (2) nor

more than three
(3) months from the

date of such

call. The Chairman, Chief

Executive Officer or Secretary

of the Corporation
upon receiving

the written

demand

shall promptly

give notice

of such

meeting, or

if the

Chairman,

Chief
Executive Officer or Secretary fails to do so within five

(5) business days thereafter, any shareholder signing
such demand may

give such notice.

Such notice shall

state the purpose

or purposes of

the proposed special
meeting. The business transacted

at any special meeting

shall be limited to

the purposes stated in

the notice
of such meeting.
Advance Notice Requirements for Stockholder

Proposals and Director Nominations
Our amended

and restated

bylaws provide

that stockholders

seeking to

nominate candidates

for election

as
directors or

to bring business

before an

annual meeting

of stockholders must

provide timely

notice of

their
proposal in writing to

the corporate secretary. Generally, to be timely, a stockholder's notice must be received
at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first

mailed

our

proxy

materials

for

the

preceding

year's

annual

meeting.

Our

bylaws

also

specify
requirements as to the

form and content of

a stockholder's notice. These

provisions may impede stockholders'
ability to

bring matters

before an

annual meeting

of stockholders

or make

nominations for

directors at

an
annual meeting of stockholders.
DESCRIPTION OF THE SERIES B PREFERRED SHARES

On February 3, 2014, we filed a Prospectus Statement for the registration of 2,400,000 of our 8.875% Series
B

Cumulative

Redeemable

Perpetual

Preferred

Shares,

par

value

$0.01

per

share,

with

a

liquidation
preference of $25.00 per share.
We have summarized the material

terms and conditions

of the

rights of these

Series B

Preferred Shares below.
For a complete description of

the rights, we encourage you

to read the “Description of

Registrant’s Securities
to be Registered”, which we have filed as an exhibit to the Form 8-A on February

13, 2014.
Dividends
Under

the

Agreement,

we

declared

a

dividend

payment

of

8.875%

per

annum

per

$25.00

liquidation
preference per

share (equal

to $2.21875

per annum

per share).

These dividends

accrue and

are cumulative
from

the

date

the

Series

B

Cumulative

shares

are

originally

issued.

The

dividends

are

payable,

as

and

if
declared by the Board on January 15, April 15, July 15 and October 15 of each year.
Liquidation Preference
Holders of

the Series

B Preferred

Shares are

entitled to

a liquidation

preference. Upon

the occurrence

of a
liquidation,

dissolution or

winding

up of

the affairs

of the

Company,

whether voluntary

or involuntary

(a
“Liquidation Event”), Holders of Series B Preferred Shares

shall be entitled to receive out

of the assets of the
Company

or

proceeds

thereof

legally

available

for

distribution

to

stockholders

of

the

Company,

(i)

after
satisfaction of all liabilities, if any,

to creditors of the Company, (ii) after

all applicable distributions of such
assets or proceeds being made to or set aside for the holders of any Senior Stock then outstanding in respect
of

such

Liquidation

Event,

(iii)

concurrently

with

any

applicable

distributions

of

such

assets or

proceeds
being made

to or

set aside

for holders

of any

Parity Stock

then outstanding

in respect

of such

Liquidation
Event and (iv) before any distribution of such assets or proceeds is made to or

set aside

for the

holders of

Common Stock

and any

other classes

or series

of Junior

Stock as

to such
distribution, a liquidating distribution or payment

in full redemption of such Series B Preferred Shares in an
amount initially equal
to $25.00 per

share in cash,

plus an amount

equal to accumulated

and unpaid dividends

thereon to the

date
fixed for payment of such amount (whether or not declared).
Voting

Rights
In the event

that six quarterly

dividends, whether consecutive or

not, payable on

the Series B

Preferred Shares
are in arrears,

the Holders of

Series B Preferred

Shares shall

have the

right, voting

as a class

together with
holders of any Parity Stock

upon which like voting rights

have been conferred and are

exercisable, at the next
meeting of

stockholders called for

the election of

directors, to elect

one member

of the Board

of Directors,
and the size of the Board of Directors shall be increased as needed to accommodate such change.
Unless the Company shall have received the affirmative vote

or consents of the Holders of

at least two-thirds
of

the

outstanding

Series

B

Preferred

Shares,

voting

as

a

single

class,

the

Company

may

not

adopt

any
amendment

to

the

Articles

of

Incorporation

that

adversely

alters

the

preferences,

powers

or

rights

of

the
Series B Preferred Shares.
Unless the Company shall have received the affirmative vote or consent of the Holders of at least two-thirds
of the outstanding Series B

Preferred Shares, voting as a class

together with holders of any other

Parity Stock
upon which like

voting rights have

been conferred and

are exercisable, the

Company may not

(x) issue any
Parity Stock if

the cumulative dividends

payable on outstanding

Series B Preferred

Shares are in

arrears or
(y) create or issue any Senior Stock.
Redemption Rights

The Company shall have the right at any time on or

after February 14, 2019 to redeem the Series B Preferred
Shares, in whole

or from

time to

time in

part, from any

funds available

for such

purpose. Any

such redemption
shall occur on a date set by the Company.
DESCRIPTION OF THE SERIES C PREFERRED SHARES
We

filed a

statement of

designations with

the Marshall

Islands registry

establishing our

Series C

Preferred
Stock, of which 10,675

are issued and outstanding,

par value $0.01 per

share. The Series C Preferred

Stock
will vote

with

the

common

shares

of

the

Company,

and

each share

of

the

Series

C Preferred

Stock

shall
entitle the holder

thereof to 1,000

votes on all

matters submitted to

a vote of

the stockholders of

the Company.
The

Series

C

Preferred

Stock has

no

dividend

or

liquidation

rights

and

cannot

be

transferred

without

the
consent of the Company except to the holder's affiliates and immediate family members.
For a complete description of the rights, we encourage you to read the “Certificate of Designation of Rights,
Preferences, and Privileges of Series C Preferred Stock of the Company”, which we have filed as exhibit 3.1 to the Form 6-K on February 6, 2019.
DESCRIPTION OF THE SERIES D PREFERRED SHARES
We

filed a

statement of

designations with

the Marshall

Islands registry

establishing our

Series D

Preferred
Stock, of which 400 are issued and outstanding, par value $0.01 per share. The Series D Preferred Stock has no

dividend

or

liquidation

rights.

The

Series

D

Preferred

Stock

votes

with

the

common

shares

of

the
Company,

and each

share of

the Series

D Preferred

Stock shall

entitle the

holder thereof

to up

to 200,000
votes,

on

all

matters

submitted

to

a

vote

of

the

stockholders

of

the

Company,

notwithstanding

any

other
provision of the Statement of Designation of the Series D Preferred Stock, to the extent that the total number of votes one

or more holders

of Series D

Preferred Stock is

entitled to vote

(including any voting

power of
such holders derived from Series D Preferred Stock, shares of common stock or any other voting security of
the Company issued and outstanding

as of the date hereof or that may

be issued in the future) on any matter
submitted to a vote

of stockholders of the

Company would exceed 36.0%

of the total number

of votes eligible
to be

cast on

such matter,

the total

number of

votes that

holders of

Series D

Preferred Stock

may exercise
derived from the Series

D Preferred Stock together

with Common Shares and

any other voting securities

of
the Company

beneficially owned

by such holder,

shall be reduced

to 36% of

the total number

of votes that
may be cast on such matter submitted to a vote of stockholders.
For a complete description of the rights,

we encourage you to read the

“Statement of Designation of Rights,
Preferences and Privileges of Series D Preferred Stock of the Company”, which we have filed as Exhibit 3.1 to the Form 6-K on September 8, 2023.
DESCRIPTION OF WARRANTS
On December

14, 2023,

we issued warrants

to purchase

common shares

(the “Warrants”)

to the

holders of
record of Common Stock as of the close of business on December

6, 2023 (the “Record Date”) on the terms
and conditions

described in

the Warrant

Agreement (as

defined below

and attached

as exhibit

2.10 to

this
annual report).

Each holder

received one

Warrant

for every five

shares of

issued and outstanding

shares of
common

stock held

as of

the Record

Date (rounded

down to

the nearest

whole number

for any

fractional
Warrant).

Each

Warrant

entitles the

holder

to purchase,

at the

holder’s

sole and

exclusive election,

at the
exercise price, one share of common stock plus, to the extent, described below,

the Bonus Share Fraction. A
Bonus

Share

Fraction

entitles

a

holder

to

receive

an

additional

0.5

of

a

share

of

common

stock

for

each
Warrant exercised

(the “Bonus Share Fraction”) without payment of any additional exercise price. Since the dividend ex-Date on March 4,

2024, the Bonus Share Fraction

was adjusted to 0.51292 of

a share of common
stock for each Warrant

exercised.
The right to receive the

Bonus Share Fraction will

expire at 5:00 p.m.

New York City time (the “Bonus Share
Expiration Date”) upon

the earlier of

(i) the date

specified by the

Registrant upon not

less than 20

business
days’ notice and (ii) the

first business day following the

last day of the

first 30 consecutive trading day

period

in which the daily VWAP of the shares of

common stock has been at

least equal to the then

applicable trigger
price for at

least 20 trading

days (whether or

not consecutive) (the

“Bonus Price Condition”).

Any Warrant
exercised with an exercise date

after the Bonus Share Expiration

Date will not be

entitled to any Bonus Share
Fraction. The Company will make a public announcement of the Bonus Share Expiration Date (i) at least 20 business days prior

to such date, in

the case of the Company

setting a Bonus Share

Expiration Date and (ii)
prior to market open on the Bonus Share Expiration Date in the case of a Bonus Price Condition.
Unless earlier

redeemed, the

Warrants

will expire

and cease

to be

exercisable at

5:00 p.m.

New York

City
time on December 14, 2026 (the “Expiration Date”).
In connection

with the

Warrant

distribution, we

filed a

prospectus supplement,

dated December

14, 2023,
pursuant

to

our

existing

shelf

registration

statement

on

Form

F-3

declared

effective

on

July

9,

2021,
registering up

to 33,919,605

shares of

common stock

to be issued

upon exercise

of the

Warrants

under the
Securities Act of 1933, as amended.
The

Warrants

commenced

trading

on

the

New

York

Stock

Exchange

under

the

ticker

“DSX

WS”

on
December 14, 2023.
DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS
On

February

2,

2024,

we

entered

into

an

Amended

and

Restated

Stockholders

Rights

Agreement

with
Computershare

Trust

Company,

N.A.,

as

Rights

Agent,

to

amend

and

restate

the

Stockholders

Rights
Agreement, dated January 15, 2016.
Under the Rights Agreement, we declared

a dividend payable of one

preferred stock purchase right, or Right,
for each share of common stock outstanding at

the close of business on January

26, 2016. Each Right entitles
the registered holder

to purchase from

us one one-thousandth

of a share

of Series A

Participating Preferred
Stock, par value $0.01

per share, at an exercise

price of $25.00 per share.

The Rights will separate from

the
common stock

and become

exercisable only

if a

person or

group acquires

beneficial ownership

of 15%

or
more

of our

common stock

(including through

entry into

certain derivative

positions)

in a

transaction not
approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be

exercisable) will have the right to purchase, upon payment of the exercise price, a

number of shares of

our common stock having

a then-current market value

equal to twice
the exercise price. In addition, if the Company is acquired in a merger or other business combination after an
acquiring person acquires

15% or more

of our common

stock, each holder

of the Right

will thereafter have
the

right

to

purchase,

upon

payment

of

the

exercise

price,

a

number

of

shares

of

common

stock

of

the
acquiring person having a

then-current market value equal to twice

the exercise price. The acquiring

person
will not

be entitled

to exercise

these Rights.

Until a

Right is

exercised, the

holder of

a Right

will have

no
rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of

our board of directors. As a result,

the overall effect of the
Rights may be

to render more

difficult or discourage any

attempt to acquire

us. Because our

board of directors
can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have

summarized the material terms

and conditions of the

Rights Agreement and the Rights

below. For
a complete description

of the Rights, we

encourage you to read

the Rights Agreement, which

we have filed
as an exhibit to the registration statement filed with the Commission on February

2, 2024.
Detachment of the Rights
The Rights

are attached

to all

certificates representing

our currently

outstanding common

stock, or,

in the
case of uncertificated common

shares registered in

book entry form,

which we refer

to as "book

entry shares,"
by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry

shares we issue

prior to

the Rights

distribution date

that we describe

below.

The Rights

are not
exercisable

until

after the

Rights distribution

date and

will expire

at

the close

of business

on

January

14,
2026, unless

we redeem

or exchange

them earlier

as we describe

below.

The Rights

will separate

from the
common stock and

a Rights distribution

date would occur,

subject to specified

exceptions, on the

earlier of
the following two dates:
•
the 10th day after public announcement that a person

or group has acquired ownership of 15%
or more of the Company's common stock; or
•
the 10th business

day (or such

later date as determined

by the Company's

board of directors)
after a person or group

announces a tender or

exchange offer which would result in

that person
or group holding 15% or more of the Company's common stock.
"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or
associates, who beneficially

owns 15% or

more of the

Company's common

stock. However,

the Company,
any subsidiary

of the

Company or

any employee

benefit plan

of the

Company or

of any

subsidiary of

the
Company,

or any person holding

shares of common stock

for or pursuant to

the terms of any

such plan, are
excluded from the definition of

"acquiring person." In addition, persons

who beneficially own 15% or more
of

the

Company's

common

stock

on

the

effective

date

of

the

Rights

Agreement

are

excluded

from

the
definition of "acquiring person" unless

and until such time

as such Person shall

become the Beneficial Owner
of

an aggregate

of 18.5%

or more

of the

Company’s

then outstanding

Common Stock,

(excluding

shares
acquired pursuant to a grant under a Company equity incentive plan, a dividend or distribution paid or made by

the

Company

on

the

outstanding

shares

of

Common

Stock

in

shares

of

Common

Stock

or

securities
convertible into

shares of

Common Stock

or pursuant

to a split

or subdivision

of the

outstanding shares

of
Common

Stock),

and

provided

further,

that

Tuscany

Shipping

Corp.

individually

or

together with

one

or
more of its Affiliates shall not be or become an “Acquiring Person” as defined herein.
Our board

of directors may

defer the Rights

distribution date

in some circumstances,

and some inadvertent
acquisitions will not result in a person

becoming an acquiring person if the

person promptly divests itself of
a sufficient number of shares of common stock.
Until the Rights distribution date:
•
our common stock certificates and

book entry shares will evidence the

Rights, and the Rights
will be transferable only with those certificates; and
•
any new common

stock will be issued

with Rights and

new certificates or

book entry shares,
as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable

after the Rights distribution

date, the Rights agent

will mail certificates

representing
the

Rights

to

holders

of

record

of

common

stock

at

the

close

of

business

on

that

date.

After

the

Rights
distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A "flip-in event"

will occur under

the Rights Agreement

when a person

becomes an acquiring

person other
than

pursuant

to certain

kinds

of permitted

offers.

An offer

is permitted

under the

Rights Agreement

if

a
person will

become an

acquiring person

pursuant to

a merger

or other

acquisition agreement

that has

been
approved by our board of directors prior to that person becoming an acquiring person.
If a

flip-in

event

occurs and

we have

not previously

redeemed

the Rights

as described

under

the heading
"Redemption of Rights" below or, if the acquiring

person acquires less than 50% of

our outstanding common
stock and we do not

exchange the Rights as described

under the heading "Exchange

of Rights" below,

each

Right, other than any Right that has become void, as we describe below, will become exercisable at the time
it is no

longer redeemable

for the

number of

shares of

common stock,

or,

in some

cases, cash,

property or
other of our securities, having a current market price equal to two times the exercise price of such right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or

transferred to

an acquiring

person or

specified related

parties will

become void

in the

circumstances
the Rights Agreement specifies.
Transfer of Shares
The Board

of Directors

has the

power and

authority to

make such

rules and

regulations as

they may

deem
expedient

concerning

the

issuance,

registration

and

transfer

of

shares

of

the

Company’s

stock,

and

may
appoint transfer agents and registrars thereof.
Comparison of Marshall Island Law to Delaware Law
Marshall Islands Delaware
Sharholder Meetings
Held at a time and place as designated in the
bylaws.
Special meetings of the shareholders may be
called by the board of directors or by such
person or persons as may be authorized by the
articles of incorporation or by the bylaws.
May be held within or without the Marshall
Islands.
Notice:
Whenever shareholders are required to take
any action at a meeting, written notice of the
meeting shall be given which shall state the
place, date and hour of the meeting and,
unless it is an annual meeting, indicate that it
is being issued by or at the direction of the
person calling the meeting. Notice of a
special meeting shall also state the purpose
for which the meeting is called.
A copy of the notice of any meeting shall be
given personally, sent by mail or by
electronic mail not less than 15 nor more than
60 days before the meeting.
May be held at such time or place as
designated in the

certificate of incorporation
or the bylaws, or if not so

designated, as
determined by the board of directors.

Special
meetings of the shareholders may be called by

the board of directors or by such person or
persons as

may be authorized by the
certificate of incorporation

or by the bylaws.
May be held within or without Delaware.
Notice:
Whenever shareholders are required to take
any action at a meeting, a written notice of the
meeting shall be given which shall state the
place, if any, date and hour of the meeting,
and the means of remote communication, if
any.
Written notice shall be given not less than 10
nor more than 60 days before the meeting.
Shareholders’ Voting Rights
Unless otherwise provided in the articles of
incorporation, any action required to be taken
at a meeting of shareholders may be taken
without a meeting, without prior notice and
Any action required to be taken at a meeting
of shareholders may be taken without a
meeting if a consent for such action is in
writing and is signed by shareholders having

Marshall Islands Delaware
without a vote, if a consent in writing, setting
forth the action so taken, is signed by all the
shareholders entitled to vote with respect to
the subject matter thereof, or if the articles of
incorporation so provide, by the holders of
outstanding shares having not less than the
minimum number of votes that would be
necessary to authorize or take such action at a
meeting at which all shares entitled to vote
thereon were present and voted.
Any person authorized to vote may authorize
another person or persons to act for him by
proxy.
Unless otherwise provided in the articles of
incorporation or bylaws, a majority of shares
entitled to vote constitutes a quorum. In no
event shall a quorum consist of fewer than
one-third of the shares entitled to vote at a
meeting.
When a quorum is once present to organize a
meeting, it is not broken by the subsequent
withdrawal of any shareholders.
The articles of incorporation may provide for
cumulative voting in the election of directors.
not fewer than the minimum number of votes
that would be necessary to authorize or take
such action at a meeting at which all shares
entitled to vote thereon were present and
voted.

Any person authorized to vote may authorize
another person or persons to act for him by
proxy.
For stock corporations, the certificate of
incorporation or bylaws may specify the
number of shares required to constitute a
quorum but in no event shall a quorum consist
of less than one-third of shares entitled to vote
at a meeting. In the absence of such
specifications, a majority of shares entitled to
vote shall constitute a quorum.
When a quorum is once present to organize a
meeting, it is not broken by the subsequent
withdrawal of any shareholders.
The certificate of incorporation may provide
for cumulative voting in the election of
directors.

Marshall Islands Merger or Consolidation

Any two or more domestic corporations may
merge into a single corporation if approved
by the board and if authorized by a majority
vote of the holders of outstanding shares at a
shareholder meeting.
Any sale, lease, exchange or other disposition
of all or substantially all the assets of a
corporation, if not made in the corporation’s
usual or regular course of business, once
approved by the board, shall be authorized by
the affirmative vote of two-thirds of the
shares of those entitled to vote at a
shareholder meeting.
Any domestic corporation owning at least
90% of the outstanding shares of each class of
another domestic corporation may merge such
Any two or more corporations existing under
the laws of the state may merge into a single
corporation pursuant to a board resolution and
upon the majority vote by shareholders of
each constituent corporation at an annual or
special meeting.
Every corporation may at any meeting of the
board sell, lease or exchange all or
substantially all of its property and assets as
its board deems expedient and for the best
interests of the corporation when so
authorized by a resolution adopted by the
holders of a majority of the outstanding stock
of the corporation entitled to vote.
Any corporation owning at least 90% of the
outstanding shares of each class of another

Marshall Islands Delaware
other corporation into itself without the
authorization of the shareholders of any
corporation.
Any mortgage, pledge of or creation of a
security interest in all or any part of the
corporate property may be authorized without
the vote or consent of the shareholders, unless
otherwise provided for in the articles of
incorporation.
corporation may merge the other corporation
into itself and assume all of its obligations
without the vote or consent of shareholders;
however, in case the parent corporation is not
the surviving corporation, the proposed
merger shall be approved by a majority of the
outstanding stock of the parent corporation
entitled to vote at a duly called shareholder
meeting. Any mortgage or pledge of a
corporation’s property and assets may be
authorized without the vote or consent of
shareholders, except to the extent that the
certificate of incorporation otherwise
provides.
Directors

The board of directors must consist of at least
one member.
The number of board members may be
changed by an amendment to the bylaws, by
the shareholders, or by action of the board
under the specific provisions of a bylaw.
If the board is authorized to change the
number of directors, it can only do so by a
majority of the entire board and so long as no
decrease in the number shall shorten the term
of any incumbent director.
Removal:
Any or all of the directors may be removed
for cause by vote of the shareholders.
If the articles of incorporation or the bylaws
so provide, any or all of the directors may be
removed without cause by vote of the
shareholders.
The board of directors must consist of at least
one member.
The number of board members shall be fixed
by, or in a manner provided by, the bylaws,
unless the certificate of incorporation fixes
the number of directors, in which case a
change in the number shall be made only by
an amendment to the certificate of
incorporation.
If the number of directors is fixed by the
certificate of incorporation, a change in the
number shall be made only by an amendment
of the certificate.
Removal:
Any or all of the directors may be removed,
with or without cause, by the holders of a
majority of the shares entitled to vote unless
the certificate of incorporation otherwise
provides.
In the case of a classified board, shareholders
may effect removal of any or all directors
only for cause.

Appraisal rights shall be available for the
shares of any class or series of stock of a
corporation in a merger or consolidation,
subject to limited exceptions, such as a

Marshall Islands Delaware
merger or consolidation of corporations listed
on a national securities exchange in which
listed stock is offered for consideration is (i)
listed on a national securities exchange or (ii)
held of record by more than 2,000 holders.
Dissenters’ Rights of Appraisal

Shareholders have a right to dissent from any
plan of merger, consolidation or sale of all or
substantially all assets not made in the usual
course of business, and receive payment of
the fair value of their shares. However, the
right of a dissenting shareholder under the
BCA to receive payment of the appraised fair
value of his shares shall not be available for
the shares of any class or series of stock,
which shares or depository receipts in respect
thereof, at the record date fixed to determine
the shareholders entitled to receive notice of
and to vote at the meeting of the shareholders
to act upon the agreement of merger or
consolidation, were either (i) listed on a
securities exchange or admitted for trading on
an interdealer quotation system or (ii) held of
record by more than 2,000 holders. The right
of a dissenting shareholder to receive
payment of the fair value of his or her shares
shall not be available for any shares of stock
of the constituent corporation surviving a
merger if the merger did not require for its
approval the vote of the shareholders of the
surviving corporation.
A holder of any adversely affected shares
who does not vote on or consent in writing to
an amendment to the articles of incorporation
has the right to dissent and to receive
payment for such shares if the amendment:
•

Alters or abolishes any preferential
right of any outstanding shares having
preference; or
•

Creates, alters, or abolishes any
provision or right in respect to the
redemption of any outstanding shares;
or
In any derivative suit instituted by a
shareholder of a corporation, it shall be
averred in the complaint that the plaintiff was
a shareholder of the corporation at the time of
the transaction of which he complains or that
such shareholder’s stock thereafter devolved
upon such shareholder by operation of law.
Other requirements regarding derivative suits
have been created by judicial decision,
including that a shareholder may not bring a
derivative suit unless he or she first demands
that the corporation sue on its own behalf and
that demand is refused (unless it is shown that
such demand would have been futile).

Marshall Islands Delaware
•

Alters or abolishes any preemptive
right of such holder to acquire shares
or other securities; or
•

Excludes or limits the right of such
holder to vote on any matter, except
as such right may be limited by the
voting rights given to new shares then
being authorized of any existing or
new class.
Shareholder’s Derivative Actions

An action may be brought in the right of a
corporation to procure a judgment in its favor,
by a holder of shares or of voting trust
certificates or of a beneficial interest in such
shares or certificates. It shall be made to
appear that the plaintiff is such a holder at the
time of bringing the action and that he was
such a holder at the time of the transaction of
which he complains, or that his shares or his
interest therein devolved upon him by
operation of law. A complaint shall set forth
with particularity the efforts of the plaintiff to
secure the initiation of such action by the
board or the reasons for not making such
effort.
Such action shall not be discontinued,
compromised or settled, without the approval
of the High Court of the Republic of the
Marshall Islands.
Reasonable expenses including attorney’s
fees may be awarded if the action is
successful.
A corporation may require a plaintiff bringing
a derivative suit to give security for
reasonable expenses if the plaintiff owns less
than 5% of any class of outstanding shares or
holds voting trust certificates or a beneficial
interest in shares representing less than 5% of
any class of such shares and the shares, voting
trust certificates or beneficial interest of such
plaintiff has a fair value of $50,000 or less.